SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  September 24, 2002
                        ------------------------------------
                         (Date of earliest event report)


                             WEYERHAEUSER COMPANY
                        ------------------------------------
                (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------
            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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Item 5.  Other Events

On July 1, 2002, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today said that it expects third quarter earnings to be between five and 10 cents per share. The company said it based its estimate on a likely loss in the Wood Products business due to the decline in prices and the effects of the countervailing duty on Canadian softwood lumber the company imports into the United States; the cost of business disruptions at the Plymouth, N.C., paper facility; and costs associated with the integration of Willamette Industries.

The company will hold a live conference call at 11 a.m. EDT (8 a.m. PDT) on Oct. 22 to discuss the third quarter results.

To access the conference call, listeners calling from within North America should dial 1-877-888-3855 at least 15 minutes prior to the start of the conference call. Those wishing to access the call from outside North America should dial 1-416-695-5259. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 1-888-509-0081 within North America and at 1-416-695-9728 from outside North America.

The call may also be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

Weyerhaeuser Company (NYSE: WY), one of the world's largest integrated forest products companies, was incorporated in 1900. In 2001, sales were $14.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.
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                                 # # #


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WEYERHAEUSER COMPANY

                                       By     /s/ Steven J. Hillyard
                                           ----------------------------
                                       Its:    Vice President and
                                               Chief Accounting Officer
Date:  September 24, 2002
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